SCHEDULE 14
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  METRISA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5) Total fee paid:

--------------------------------------------------------------------------------
         [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

         (3) Filing Party:

--------------------------------------------------------------------------------

         (4) Date Filed:

--------------------------------------------------------------------------------

                                  METRISA, INC.
                    25 WIGGINS AVENUE, BEDFORD, MA 01730-2323



                                                              February 16, 2000



Dear Stockholder:

         On behalf of the Metrisa Board of Directors, I cordially invite you to attend our Annual Meeting of Stockholders on Thursday, March 23, 2000. Information concerning the formal matters to be acted on at the meeting is contained in the accompanying Notice of Meeting and Proxy Statement. We are also enclosing the 1999 Annual Report along with this Proxy Statement which describes the instrumentation and testing services businesses of Metrisa's, Tytronics, Nametre and Holometrix-Micromet Divisions. At the Annual Meeting, we plan to discuss the results of our operations during fiscal year 1999 and the outlook for the Company in fiscal year 2000. We will also answer any appropriate questions you may have.

         We look forward to personally greeting as many of our shareholders as will be able to attend the meeting. Whether or not you expect to attend the meeting, please take a moment now to complete, sign and date the enclosed proxy and return it in the postage-paid envelope we have provided. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy, provided you give written notice of the revocation of your proxy to the corporate Secretary.

         Thank you for your interest in Metrisa. It is appreciated. I look forward to seeing you at our annual meeting.




                                          Sincerely yours,



                                          John E. Wolfe
                                          President and Chief Executive Officer

                                  METRISA, INC.
              25 WIGGINS AVENUE, BEDFORD, MASSACHUSETTS 01730-2323


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 23, 2000



         Notice is hereby given that the Annual Meeting of Stockholders of Metrisa, Inc. (the "Company") will be held on Thursday, March 23, 2000, at 11:30 a.m., at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts, to consider and act upon the following matters:

         1. To fix the number of directors at five and to elect five directors to hold office for the ensuing year.

         2. To consider and act upon an amendment to the Company's 1991 Stock Plan to increase the number of shares of the Company's Common Stock, $.50 par value, reserved for issuance thereunder from 125,000 to 240,000 shares.

         3. To approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

         4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.


         Stockholders of record of the Company as of the close of business on February 2, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting.



                                          By Order of the Board of Directors


                                          David J. Brown, Secretary



Bedford, Massachusetts
February 16, 2000


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  METRISA, INC.
                 25 WIGGINS AVENUE, BEDFORD, MASSACHUSETTS 01730


                                 PROXY STATEMENT
                                       FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 23, 2000



         The Annual Meeting of Stockholders of Metrisa, Inc., a Delaware corporation (the "Company"), will be held Thursday, March 23, 2000, for the purposes set forth in the accompanying Notice of Annual Meeting. This statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 16, 2000. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Company, by executing a later dated proxy or by appearing and voting at the meeting.

         At the Annual Meeting, action is to be taken with respect to (a) the election of a Board of Directors; (b) the proposed increase of the number of shares reserved for issuance under the Company's 1991 Stock Plan by 115,000 shares; (c) the ratification of the selection of independent accountants; and
(d) the transaction of such other business as may properly come before the meeting.

         All shares represented at the meeting by proxies in the accompanying form will be voted provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the election of directors, for the increase in the number of shares reserved for issuance under the Company's 1991 Stock Plan and for the ratification of the selection of independent accountants.

         The Company will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.



                                  VOTING RIGHTS

         The Board of Directors has fixed February 2, 2000 as the record date for determination of stockholders entitled to vote at the Annual Meeting. At the close of business on February 2,

2000 there were outstanding and entitled to vote 1,265,193 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting, however, an abstention from voting or a broker non-vote has no effect on the election of directors.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of February 2, 2000, to the knowledge of the Company, the ownership of the Company's 1,265,193 outstanding shares of Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) each of the Company's Directors and executive officers, and (iii) all Directors and officers as a group. Except as otherwise indicated, to the knowledge of the Company, the stockholders listed below have sole voting and investment power with respect to the shares indicated.



                                        Number of Shares          Percentage
Name of Beneficial Owner                Beneficially Owned        of Class(1)
========================                ==================        ===========
Bantam Group, Inc.(2)                        103,915                  8.2%
------------------------                ------------------        -----------
Corning Partners II, L.P.(3)                  64,793                  5.1%
------------------------                ------------------        -----------



         1   PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION,
SHARES OF COMMON STOCK WHICH AN INDIVIDUAL OR GROUP HAS A RIGHT TO ACQUIRE WITHIN 60 DAYS OF THIS STATEMENT PURSUANT TO THE EXERCISE OF PRESENTLY EXERCISABLE OR OUTSTANDING OPTIONS, WARRANTS OR CONVERSION PRIVILEGES ARE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF SUCH INDIVIDUAL OR GROUP, BUT ARE NOT DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF ANY OTHER PERSON SHOWN IN THE TABLE.

         2   JOSEPH J. CARUSO, A DIRECTOR OF THE COMPANY, IS ALSO PRESIDENT OF
BANTAM GROUP, INC. AND HAS SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO THE 103,915 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY BANTAM GROUP, INC.

         3   MR. STEWART IS THE MANAGING GENERAL PARTNER OF THE GENERAL PARTNER
OF CORNING PARTNERS II, L.P.

                                        Number of Shares          Percentage
Name of Beneficial Owner                Beneficially Owned         of Class
========================                ==================        ===========
Joseph J. Caruso (4)                         131,684                 10.0%
------------------------                ------------------        -----------
Richard Mannello (8)                          12,000                  1.0%
------------------------                ------------------        -----------
Massachusetts Technology Development
  Corporation                                137,095                 10.8%
------------------------                ------------------        -----------
Joaquim S. S. Ribeiro (5)                     41,460                  3.2%
------------------------                ------------------        -----------
Emile Sayegh (6)                             102,561                  8.1%
------------------------                ------------------        -----------
Finova Mezzanine Capital, Inc. (7)           143,738                 10.2%
------------------------                ------------------        -----------




         4   STATED SHARES INCLUDE 103,915 SHARES OF COMMON STOCK BENEFICIALLY
OWNED BY BANTAM GROUP, INC. 56,339 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. CARUSO ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS OR WARRANTS.

         5   15,884 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. RIBEIRO ARE
ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS OR WARRANT.

         6   7,223 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. SAYEGH ARE
ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS.

         7   ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS
OR WARRANTS.

         8   OF THE 122,645 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR.
STEWART, 64,793 SHARES AND 41,653 SHARES, RESPECTIVELY, ARE OWNED OF RECORD BY CORNING PARTNERS II, L.P. AND CORNING PARTNERS III, L.P. MR. STEWART IS THE MANAGING GENERAL PARTNER OF THE GENERAL PARTNER OF CORNING PARTNERS II, L.P. AND CORNING PARTNERS III, L.P. INCLUDES 6,942 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING WARRANTS.

         9   2,000 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. VINCIGUERRA
ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING OPTIONS.

         10 OF THE 280,899 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. WOLFE, 26,315 SHARES ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS OR WARRANTS.

                                        Number of Shares          Percentage
Name of Beneficial Owner                Beneficially Owned         of Class
========================                ==================        ===========
Edward J. Stewart, III (8)                   122,645                  9.6%
------------------------                ------------------        -----------
Salvatore J. Vinciguerra (9)                  15,000                  1.2%
------------------------                ------------------        -----------
John E. Wolfe (10)                           280,899                 21.7%
------------------------                ------------------        -----------
All Officers and Directors
     as a group (6 persons)                  583,604                 42.0%
------------------------                ------------------        -----------



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Except for the failure of Salvatore J. Vinciguerra to timely file a Form 4 for a single transaction in the Company's equity securities, all requirements under Section 16(a) of the Exchange Act for officers and directors of the Company and beneficial owners of more than 10% of any class of the Company's equity securities have been met for the fiscal year ended September 30, 1999. The information set forth above is based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons.

---------------


         8   OF THE 122,645 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR.
STEWART, 64,793 SHARES AND 41,653 SHARES, RESPECTIVELY, ARE OWNED OF RECORD BY CORNING PARTNERS II, L.P. AND CORNING PARTNERS III, L.P. MR. STEWART IS THE MANAGING GENERAL PARTNER OF THE GENERAL PARTNER OF CORNING PARTNERS II, L.P. AND CORNING PARTNERS III, L.P. INCLUDES 6,942 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING WARRANTS.

         9   2,000 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. VINCIGUERRA
ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING OPTIONS.

         10 OF THE 280,899 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. WOLFE, 26,315 SHARES ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS OR WARRANTS.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS



         The persons named in the proxy will vote, as permitted by the By-laws of the Company, to fix the number of directors at five and to elect as directors the five nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. The proxy may not be voted for more than five directors. Messrs. Caruso, Ribeiro, Sayegh, Vinciguerra and Wolfe are presently directors of the Company.

         Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

         The following tables sets forth the name of each nominee and the positions and offices held by him, his age, the year in which he became a director of the Company, his principal occupation and business experience for the last five years, the names of other companies in which he serves as a director and the number of shares of Common Stock of the Company which he reported were beneficially owned by him as of February 2, 2000:

                                                                 COMMON STOCK
NAME, AGE, PRINCIPAL                                             BENEFICIALLY           PERCENTAGE OF
OCCUPATION, BUSINESS EXPERIENCE                                 OWNED DIRECTLY          COMMON STOCK
AND DIRECTORSHIPS                                                OR INDIRECTLY           OUTSTANDING
-----------------                                                -------------           -----------
JOSEPH J. CARUSO, AGE 56                                            131,684 (1)              10.0%
Mr. Caruso joined the Company as Director in 1994, and
was engaged by the Company as Acting President from
June 1993 until January 1995.  Mr. Caruso is also
President of Bantam Group, Inc. ("Bantam"), a business
advisory organization founded in 1986.  He has twenty
years of general management, marketing, and financial
experience in several high technology companies,
including marketing, manufacturing, and financial roles
at Teradyne, Inc., a manufacturer of automatic test
systems, corporate planning at Autex, Inc., a provider of
block trading information for brokers and institutions,
and President and CEO of Cyborg Corporation, a
supplier of laboratory and factory automation systems.
In recent years, he has served as interim CEO for
companies in need of strategic change and has served as
personal advisor to numerous company presidents.  Mr.
Caruso is presently a member of the board of directors of
Micro E Corp., ACT Medical, Inc. Zentox Corp. and
Boston Restaurant Associates.  Mr. Caruso holds a B.S.
in Electrical Engineering from Northeastern University
and a Master of Business Administration from the
Harvard Business School.

--------------

         1 STATED SHARES INCLUDE 103,915 SHARES OF COMMON STOCK OWNED OF RECORD BY BANTAM GROUP, INC. MR. CARUSO IS PRESIDENT BANTAM GROUP, INC. AND HAS SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO THE 103,915 SHARES OF COMMON STOCK OWNED BY BANTAM GROUP, INC. 56,339 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. CARUSO ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS OR WARRANTS.

                                                                 COMMON STOCK
NAME, AGE, PRINCIPAL                                             BENEFICIALLY           PERCENTAGE OF
OCCUPATION, BUSINESS EXPERIENCE                                 OWNED DIRECTLY          COMMON STOCK
AND DIRECTORSHIPS                                                OR INDIRECTLY           OUTSTANDING
-----------------                                                -------------           -----------
JOAQUIM S. S. RIBEIRO, AGE 63                                       41,460 (2)               3.2%
Mr. Ribeiro joined the Company as a Director in 1994,
and is currently Director, Finance and Administration of
Northfield Mount Hermon School.  From 1993 through
1999 Mr. Ribeiro was a self-employed management
consultant.  In 1992 and 1993, he served as vice-
chairman of Multibank Financial Corp., a public bank
holding company now part of BankBoston, and also as
director and interim president of HMO Central
Massachusetts Health Care, now part of
Healthsource/Cigna Healthcare.  From 1989 to 1992, he
served as general manager of the law firm of Bowditch &
Dewey, LLP.  Mr. Ribeiro holds a B.S. in
Aeromechanics from Worcester Polytechnic Institute and
an M.B.A. in Economics and Finance from Clark
University.



EMILE SAYEGH, AGE 45                                               102,561 (3)               8.1%
Mr. Sayegh is one of the original founders of Tytronics
Incorporated and has twenty years of combined
experience in both research and product development.
He has personally directed and designed many successful
products in the field of laboratory and process
instrumentation.  Previously, he was employed by Orion
Research as project leader and principal engineer.  Mr.
Sayegh holds a Bachelor's Degree in Mechanical
Engineering from the College of Arts and Sciences,
Lebanon, a B.S. in Electrical Engineering from
Northeastern University and has done graduate studies in
Computer Science.

-------------
         2   15,884 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. RIBEIRO ARE
ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS OR WARRANTS.

         3   7,223 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. SAYEGH ARE
ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS.

                                                                 COMMON STOCK
NAME, AGE, PRINCIPAL                                             BENEFICIALLY           PERCENTAGE OF
OCCUPATION, BUSINESS EXPERIENCE                                 OWNED DIRECTLY          COMMON STOCK
AND DIRECTORSHIPS                                                OR INDIRECTLY           OUTSTANDING
-----------------                                                -------------           -----------
SALVATORE J. VINCIGUERRA, AGE 61                                    15,000 (4)               1.2%
Mr. Vinciguerra has been a Director of the Company
since February of 1995.  He has been President and CEO
of Goddard Industries, Inc. since October of 1998.  Prior
to that, he was President and Chief Operating Officers of
FerroFluidics Corporation from January of 1995 until
June 1996 when he was appointed Chief Executive and
director.  From 1991 until 1994, Mr. Vinciguerra served
as President and Chief Executive Officer of Staveley,
Inc., the U.S. operating arm of Staveley Industries, plc.
From 1985 until 1989, he served as President and Chief
Operating Officer of Instron Corporation, which he
initially had joined in 1969.  Mr. Vinciguerra is also a
member of the board of directors of Lytron Corporation,
Saphikon Corporation and the Japan Society of Boston.
Mr. Vinciguerra holds a B.S. in Engineering from
Princeton University and a Master of Business
Administration degree from the Harvard Business
School.


-------------
         4   2000 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR. VINCIGUERRA
ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS.

                                                                 COMMON STOCK
NAME, AGE, PRINCIPAL                                             BENEFICIALLY           PERCENTAGE OF
OCCUPATION, BUSINESS EXPERIENCE                                 OWNED DIRECTLY          COMMON STOCK
AND DIRECTORSHIPS                                                OR INDIRECTLY           OUTSTANDING
-----------------                                                -------------           -----------
JOHN E. WOLFE, AGE 61                                              280,899 (5)               21.7%
Mr. Wolfe joined the Company as a Director in
November 1994 and was elected President and Treasurer
of the Company in February 1995.  From 1987 to May
1998, Mr. Wolfe was also President and Chief Executive
Officer and a director of Tytronics Incorporated, the
Company's former parent company.  Previously, Mr.
Wolfe was employed by EG&G's Fluid Components
Technology Group, serving as Senior Vice President,
Western Hemisphere Operations, and Vice President and
General Manager, Engineered Products Division.  Mr.
Wolfe is also a Director of Colorado MEDtech, Boulder
Colorado, a publicly held medical products company.
Previously, he served on the Board of Trustees of Bryant
College in Smithfield, Rhode Island, and was recently
Chairman of that Board.  Mr. Wolfe holds a B.S. in
Electrical Engineering from Worcester Polytechnic
Institute, an S.M., as a Sloan Fellow, from the
Massachusetts Institute of Technology, and he has
completed the Advanced Management Program at the
Harvard Business School.



                   INFORMATION AS TO OTHER EXECUTIVE OFFICERS

         Executive officers are elected by the Board of Directors and hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. During fiscal 1999, the following individuals served as executive officers of the Company other than those executive offices who also served as directors:


--------------

         5   OF THE 280,899 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY MR.
WOLFE, 26,315 SHARES ARE ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS OR WARRANTS.

                                                                 COMMON STOCK
NAME, AGE, PRINCIPAL                                             BENEFICIALLY           PERCENTAGE OF
OCCUPATION, BUSINESS EXPERIENCE                                 OWNED DIRECTLY          COMMON STOCK
AND DIRECTORSHIPS                                                OR INDIRECTLY           OUTSTANDING
-----------------                                                -------------           -----------
RICHARD MANNELLO, AGE 42                                            12,000 (1)               1.0%
Mr. Mannello joined the Company as Director,
Marketing, Sales and Engineering in November 1995.
He was elected Vice President and General Manager in
November 1996.  Previously Mr. Mannello was Manager
of Marketing at Loral Infrared and Imaging Systems from
1990 to 1995.  Prior to 1990, Mr. Mannello was Manager
of Marketing for Honeywell Electro-Optics Division.
Mr. Mannello holds a Master of Business Administration
from Boston University and a B.S. in Optics from the
University of Rochester Institute of Optics.



ERIC F. MOONEY, AGE 68                                              27,868 (1)                 *
Dr. Mooney joined the Company as Vice President in
May of 1998.  Dr. Mooney has over 40 years' experience
in the field of process analyzers in the chemical and
water industries.  His experience includes work at
Imperial Chemical Industries, Ltd., Managing and
Technical Director of Anacon Instruments Ltd., Director
of Anacon, GmbH, and Corporate Technical Director of
Anacon, Inc.  Dr. Mooney formed and was President of
Special Analysis Corporation until joining Tytronics (the
former parent of the Company) in 1990.  His academic
positions include Senior Lecturer in Instrument
Spectroscopy at the University of Birmingham.  Dr.
Mooney is the author of over 200 published papers and is
a Senior Member of the Instrument Society of America, a
Fellow of the Royal Institute of Chemistry, a Fellow of
the American Chemical Society, and Vice Chairman of CITAC
(Committee for Traceability in Analytical Chemistry). He
holds a B.Sc. & Ph.D. from the University of London in
the UK and a D.Sc. from the University of Birmingham in
the UK.

         *   LESS THAN 1%.
-------------
         1   ISSUABLE UPON THE EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors met four times during fiscal 1999. No director attended fewer than 75% of the total number of meetings of the Board and Committees on which such director served.


AUDIT COMMITTEE

         Messrs. Ribeiro and Vinciguerra constitute the membership of the Board's Audit Committee, which met one time during fiscal year 1999. The Audit Committee (1) recommends to the Board of Directors the firm of independent accountants which is to be engaged to audit books of account and other corporate records of the Company, (2) reviews with the independent accountants the scope of their audit with particular emphasis on the areas to which either the Committee or the independent accounts believe special attention should be directed, (3) reviews the recommendations of the independent accountants regarding internal controls and other matters, and (4) makes reports, whenever deemed advisable, to the Board of Directors with respect to the internal control and accounting practices of the Company.


COMPENSATION COMMITTEE

         Messrs. Caruso and Vinciguerra constituted the membership of the Board's Compensation Committee during fiscal 1999. The Compensation Committee met one time during fiscal year 1999. The Compensation Committee reviews and recommends changes in the salaries of officers and employees, and advises upon the compensation and stock option plans in which the directors, officers and employees of the Company are eligible to participate.


BOARD OF DIRECTORS COMPENSATION

         During fiscal 1999, the Company did not pay directors for their Board or Committee services, however, the Company pays non-employee directors the sum of $750.00 per meeting attended in lieu of expense reimbursement associated with attending directors' meetings. In addition, non-employee directors have in the past been granted options to purchase shares of the Company's Common Stock. During the fiscal year ended September 30, 1999, each of Joaquim S. S. Ribeiro, Edward J. Stewart, III, a former director of the Company, and Salvatore J. Vinciguerra were granted options to purchase 2,000 shares of the Company's Common Stock at an exercise price of $ 1.80 per share. Such options vest over a period of four years and are exercisable for five years from the date of grant.

EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1999, September 30, 1998 and September 30, 1997, of those persons who were (i) the Company" Chief Executive Officer during the fiscal year ended September 30, 1999, and (ii) other executive officers of the Company as of September 30, 1999, who received total cash and bonus compensation in excess of $100,000 (the "Named Officers") during fiscal year 1999.

                                                                                             Securities
                                                                                             Underlying
                                                                 Other        Restricted        All            Other
Name and                             Salary        BONUS      Compensation      Stock       Options/SARs    Compensation
Principal Position         Year        ($)          ($)           ($)           Award           (#)             ($)
------------------         ----    ----------    ---------    ------------    ----------    ------------    ------------
John E. Wolfe              1999       126,000        6,800         n/a           n/a                 100(1)      n/a
President, Treasurer
& CFO

Richard Mannello           1999       104,569       15,125         n/a           n/a               6,000(1)      n/a
Vice President and
General Manager

Emile Sayegh               1999        90,825          500         n/a           n/a               2,132(1)      n/a
Vice President

John E. Wolfe              1998       140,171        6,000         n/a           n/a              n/a            n/a
President, CEO

Richard Mannello           1998        94,312         n/a          n/a           n/a              n/a            n/a
Vice President and
General Manager

Emile Sayegh               1998        99,945        5,500         n/a           n/a              n/a            n/a
Vice President

John E. Wolfe              1997        36,000         n/a          n/a           n/a              n/a            n/a
President, CEO
And Treasurer

Richard Mannello           1997       111,478          500         n/a           n/a               6,000         n/a
Vice President and
General Manager

------------------------------------

(1) Represents the grant of options to purchase shares of the Company's Common Stock which vest over a period of four years from the date of grant.

         The following table sets forth information concerning options granted during fiscal year 1999 to any of the Named Officers in the compensation table.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                     --------------------------------------

                                            Percent of Total
                            #Shares           Options/SAR
                           Underlying          Granted to
                          Options/SAR         Employees in           Exercise or Base
Name                        Granted         Fiscal Year 1999        Price ($Per Share)         Expiration Date
--------------            -----------       ----------------        ------------------         ---------------
John E. Wolfe                  100                 *                      $1.80                   11/22/08
Richard Mannello              6,000              10.8%                    $1.80                   11/22/08
Emile Sayegh                  2,132               3.9%                    $1.80                   11/22/08

---------------------
*   less than 1%

         The following table sets forth information concerning option exercises during fiscal 1999 and the value of unexercised options as of September 30, 1999. No options were exercised during fiscal year 1999 by any of the Named Officers in the compensation table.




               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
               ---------------------------------------------------

                                                # of Unexercised
                                                   Options at
                      # Shares                   Sept. 30, 1999         $Value of Unexercised
                    Acquired on     $ Value      (Exercisable/         Options at Sept. 30, 1999
Name                  Exercise      Realized     Unexercisable)     (Exercisable/Unexercisable)(1)
-------------       -----------     --------     --------------     ------------------------------
John E. Wolfe            0             0          17,985/17,985                   0
Richard Mannello         0             0          12,000/12,000                   0
Emile Sayegh             0             0          10,000/10,000                   0

---------------

1    Value is based on the difference between option exercise price and the fair market value at fiscal 1999 year-end, multiplied by the number of shares underlying the option.

                      INTEREST OF MANAGEMENT AND OTHERS IN
                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         The Company and Bantam Group, Inc. are parties to a consulting agreement which continues month-to-month unless terminated by either party on thirty days' notice. Pursuant to this agreement, Bantam was paid $5,000 per month for the fiscal years 1999 and 1998. Mr. Caruso, a Director of the Company, is president of Bantam.

         Effective September 30, 1998, the Company entered into a Loan Agreement (the "Loan Agreement") with Sirrom Capital Corporation, which was assigned to Finova Mezzanine Capital, Inc. ("Finova") pursuant to which the Company borrowed $2,000,000 from Finova pursuant to a Secured Promissory Note. In connection with the Loan Agreement, the Company issued a stock purchase warrant to Finova to purchase an aggregate of 143,738 shares of the Company's Common Stock at an exercise price of $.50 per share. On January 11, 2000, the Company entered into an amended agreement with Finova that resulted in the issuance of an additional warrant for 4,310 shares of the Company's Common Stock at an exercise price of $.50 per share, and the prepayment of $100,000 of principal owed to Finvoa.

         On January 11, 2000, the Company entered into an agreement with Massachusetts Technology Development Corporation ("MTDC"), pursuant to which $225,000 of the $450,000 obligation owed by the Company to MTDC was repaid, and the remaining $225,000 of this obligation was converted into 94,937 shares of the Company's Common Stock at a conversion price of $2.37 per share. In connection with this agreement, warrants for 164,814 shares of the Company's Common Stock previously issued to MTDC were canceled.

         In connection with the Company's agreements with Finova and MTDC on January 11, 2000, the Company sold an aggregate of 116,939 shares of the Company's Common Stock at a price of $2.37 per share, including 108,439 shares sold to the Company's President and Chief Financial Officer, John E. Wolfe, and his spouse.




                                  PROPOSAL TWO
                    APPROVAL OF INCREASE IN NUMBER OF SHARES
                  AUTHORIZED FOR ISSUANCE UNDER 1991 STOCK PLAN

         Under the Company's 1991 Stock Plan (the "1991 Plan"), an aggregate of 125,000 shares of Common Stock have been reserved for issuance. The Company is presently seeking to increase the aggregate number of shares available for grants of options under the 1991 Plan from 125,000 to 240,000.

         Management believes that additional shares of Common Stock are needed for issuance under the 1991 Plan so that sufficient awards can continue to be made to attract, retain and motivate key employees of the Company. As of January 1, 2000, taking into account this proposal to increase the number of shares available for grants, there were 121,928 remaining shares available for future option grants under the 1991 Plan.

         On March 26, 1991, the Board of Directors adopted the 1991 Stock Plan (the "1991 Plan"), which was approved by the stockholders on March 25, 1992. The purpose of the 1991 Plan is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1991 Plan, officers and employees of the Company may be granted "incentive stock options" ("ISO" or "ISOs"). Directors, officers, employees and consultants of the Company may be granted options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Options, Awards and Purchases are referred to as "Stock Rights".

         The 1991 Plan is administered by the Compensation Committee ("Committee"), currently consisting of Messrs. Vinciguerra and Caruso. Mr. Caruso is a former executive officer of the Company. Subject to the terms of the 1991 Plan, the Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The Committee also has the authority to determine the duration and vesting rate of each option and whether restrictions such as repurchase rights of the Company are to be imposed on shares of stock subject to Stock Rights. The Committee has the authority to interpret the 1991 Plan and to prescribe and rescind regulations pertaining to it.

         ISOs under the 1991 Plan may be granted to any employee of the Company. As of September 30, 1999, the Company had 45 employees. Only those officers and directors of the Company who are employees may be granted ISOs under the 1991 Plan. In no event may the aggregate fair market value (determined on the date of grant on an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) exceed $100,000. Otherwise, there is no restriction as to the maximum or minimum amount of options an employee may receive. Non-Qualified Options, awards and purchases may be granted to any director, officer, employee or consultant of the Company, other than members of the Committee.

         The exercise price per share of ISOs granted under the 1991 Plan cannot be less than the fair market value per share of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value per share of the Common Stock on the date of grant. The exercise price per share of Non-Qualified Options granted under the 1991 Plan cannot be less than the lesser of the book value per share of Common Stock as of the end of the preceding fiscal year, or 50% of the fair market value per share of Common Stock on the date of grant.

         The 1991 Plan requires that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, such ISO shall expire on the date specified by the Committee, but not more than five years from its date of grant.

         Stock Rights granted under the 1991 Plan provide for full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal to, as of the date of the exercise, the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. By allowing at the discretion of the Committee, payment of the exercise price by delivering shares of the Company, the 1991 Plan permits the "pyramiding" of shares. Pyramiding occurs when the option holder in a series of successive transactions uses the shares received upon the prior exercise of an option to purchase additional shares under further outstanding options. A participant can thereby substantially increase his equity ownership in the Company without a significant contribution.

         The 1991 Plan authorizes the grant of Stock Rights to acquire 125,000 shares of Common Stock. Pursuant to the terms of the 1991 Plan, shares subject to options which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the 1991 Plan.

         Options to purchase an aggregate of 55,310 shares of Common Stock were granted under the 1991 Plan during the 1999 fiscal year and 12,856 options were canceled during fiscal year 1999. As of September 30, 1999, options to purchase 118,072 shares of Common Stock were issued and unexercised and had been granted under the 1991 Plan, and options for 400 shares granted under the 1991 Plan had been exercised.

         In addition, the Company has outstanding certain options that were originally granted to former directors and a consultant of Tytronics Incorporated, the former parent of the Company. These options were converted into options to purchase shares of the Company's Common Stock in connection with the reorganization of the Company and are not subject to the 1991 Plan. These options include an option to purchase 18,512 shares of Common Stock held by each of Joseph J. Caruso, a director of the Company and a former director of Tytronics Incorporated, and Bantam Group, Inc. and an option to purchase 4,628 shares of the Company's Common Stock held by Alan Robertson, a former director of Tytronics Incorporated.

         The following table sets forth information with respect to the options granted pursuant to the 1991 Plan through January 1, 2000:


                             1991 Stock Option Plan
                              Option Grant Summary*
                              --------------------


                                                           Number of
Name                                                    Options Granted
-----------------------------------                     ---------------
John E. Wolfe                                                17,985
Richard Mannello                                             12,000
Emile Sayegh                                                 10,000
Eric Mooney                                                  27,868
Executive Officers, as a Group                               67,853
Non-Executive Directors, as a Group                          10,000
Non-Executive Employees, as a Group                          19,919


         FEDERAL TAX EFFECTS. The following general summary of federal income tax consequences under the Code, based on the law as currently in effect, does not purport to be a complete description of federal or other tax aspects of the 1991 Plan. Moreover, the following summary does not discuss possible foreign, state, estate or other tax consequences.

         INCENTIVE STOCK OPTIONS. Neither the grant nor, in general, the exercise of an incentive stock option produces taxable ordinary income to the employee or a deduction to the Company. However, upon exercise of an incentive stock option, the participant's "alternative minimum taxable income" will be increased, generally by the excess of the fair market value of the shares at time of exercise over the option price, and the employee may be required to pay the alternative minimum tax ("AMT"). Any AMT attributable to the exercise of an incentive stock option may be applied as a credit against the participant's regular tax liability in subsequent years, subject to certain limitations.

---------------

         * EXCLUDES AN OPTION TO PURCHASE 18,512 SHARES OF COMMON STOCK GRANTED TO JOSEPH J. CARUSO, A DIRECTOR OF THE COMPANY, AND AN OPTION TO PURCHASE 18,512 SHARES OF COMMON STOCK GRANTED TO BANTAM GROUP, INC. WHICH WERE NOT GRANTED PURSUANT TO THE 1991 STOCK OPTION PLAN. MR. CARUSO IS THE PRESIDENT OF BANTAM GROUP, INC. AND HAS SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO SUCH SHARES.

         If the participant does not dispose of stock received upon the exercise of an incentive stock option within two years from the date the option was granted or within one year after the date of exercise, any later sale of the shares will result in a long-term capital gain or loss. However, if shares received upon exercise of any incentive stock option are disposed of before these holding period requirements have been satisfied (a "disqualifying disposition"), the participant will realize ordinary income, and the Company will be entitled to a deduction, equal in general to the difference between the option price and the value of the shares on the date of exercise. In the case of a disqualifying disposition that is a sale with respect to which loss (if sustained) would be recognized, the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis for the stock. A disqualifying disposition of shares acquired upon exercise of an incentive stock option that occurs in the same taxable year of the participant as the date his or her AMT income was increased by reason of such exercise will eliminate the AMT effect, if any, of such exercise.

         In the event a participant pays the option price of an incentive stock option by surrendering shares of previously owned stock, the surrender will not, in general, result in the recognition of gain. However, the exercise of an incentive stock option by the surrender of shares which were themselves acquired by the participant upon exercise of any incentive stock option will be a disqualifying disposition of the surrendered shares if it takes place within two years after the grant or one year after the exercise of the incentive option pursuant to which the surrender shares were acquired.

         Incentive stock options granted pursuant to the 1991 Plan are treated for tax purposes as non-statutory options (see below) to the extent that the aggregate fair market value of Common Stock with respect to which such options are exercisable for the first time by an individual during any calendar year exceeds $100,000. For purposes of the preceding sentence, incentive stock options under all option plans of the Company and its subsidiaries are aggregated, and fair market value is determined as of the time of grant of the option.

         NON-STATUTORY STOCK OPTIONS. The grant of a non-statutory option does not produce taxable income to the employee or a deduction to the Company. When a participant exercises a non-statutory stock option, he or she realizes, for federal income tax purposes, ordinary income, subject to withholding, in the amount of the difference between the option price and the then-market value of the shares, and the Company is entitled to a corresponding deduction (subject to satisfying its obligation to withhold with respect to such income). The tax is due regardless of whether the optionee sells the stock acquired upon exercise of the option.

         If a participant exercises a non-statutory stock option in whole or in part by surrendering previously acquired stock (whether acquired upon exercise of an incentive or non-statutory stock option or otherwise), no gain or loss is recognized on the exchange of the previously acquired shares for an equivalent number of new shares.

         RESTRICTED STOCK PURCHASES AND STOCK AWARDS. Restricted stock purchase rights and stock awards granted under the Plan generally have the following federal income tax consequences:

         Upon acquisition of the Common Stock, the recipient normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value over the purchase price, if any. However, to the extent the Common Stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the Common Stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the Common Stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the Common Stock. Such gain or loss will be long-term or short-term depending on how long the Common Stock was held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

         POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Stock Awards granted in the future under the Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and
(iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is earned (typically through vesting) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the earning of the awards that the performance goal has been satisfied; and (iv) prior to the earning of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

         SPECIAL RULES APPLICABLE TO EXECUTIVE OFFICERS AND DIRECTORS. The tax rules described above are subject to modification in the case of optionees subject to the so-called "short-swing profit" rules of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Restricted Parties"). In the case of an option exercised by a Restricted Party within six months of the date of grant of the option, the ordinary income (or increase AMT income, in the case of an ISO) associated with exercise will in general be recognized six months following the date of grant and will be measured by the excess (if any) of the fair market value of the shares over the option price at that time, rather than being recognized and measured at time of exercise. Any deduction available to the Company in connection with eh exercise will be similarly deferred. However, a Restricted Party exercising an option within six months of the date of the option grant may elect under Section 83(b) of the Code to have the income associated with exercise measured and taken into account at that time. An election under Section 83(b) of the Code must be made not later than 30 days after exercise and must satisfy certain other requirements.

         An affirmative vote of a majority of the share present, in person or by proxy, and entitled to vote at the Meeting, is required to approve the amendment to the 1991 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR PROPOSAL NO. 2.



                                 PROPOSAL THREE
                              APPROVAL OF AUDITORS

         The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company for the fiscal year ending September 30, 2000, and is submitting the selection to stockholders for approval. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

         The Company is not obligated by law or its Certificate of Incorporation or By-laws to seek ratification of the Directors' selection of auditors, but does so as a matter of corporate policy. If the selection of auditors is not ratified by shareholders, the Board may continue to use PricewaterhouseCoopers LLP as auditors or select new auditors if, in the opinion of the Board, such change would be in the best interest of the Company and its shareholders. Any such change would not be expected to be submitted to shareholders for ratification prior to the 2001 Annual Meeting.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.




                         SHAREHOLDERS PROPOSALS FOR 2001

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Bedford, Massachusetts, not later than November 17, 2000, for inclusion in the proxy statement for that meeting. In addition, if the Company receives notice of a shareholder proposal after December 30, 2000, the persons named as proxies in the proxy statement for the 2001 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2001 Annual Meeting.

                                  METRISA, INC.
                    25 WIGGINS AVENUE, BEDFORD, MA 01730-2323
                                      PROXY



   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METRISA INC.

         The undersigned stockholder of Metrisa, Inc. (the "Company") hereby appoints John E. Wolfe and David J. Brown, and each of them, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the annual meeting of the stockholders of the Company to be held at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts on Thursday, March 23, 2000, and at any adjournment or postponement of such meeting, for the following purposes and with discretionary authority as to any other matter that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

Proposal (1): Fix the number of Directors at five.

              FOR   |_|      AGAINST      |_|     ABSTAIN     |_|

              Elect Directors
              _____ Grant AUTHORITY to vote             ____ WITHHOLD AUTHORITY
                    for all nominees (except as         to vote for all nominees
                    as otherwise specified below).

              Director Nominees:  Joseph J. Caruso, Joaquim S. S. Riberio, Emile
                                  Sayegh, Salvatore Vinciguerra and John E. Wolf

         (INSTRUCTIONS: To withhold authority to vote for any nominees print the name of such nominees on the space provided below).


         -----------------------------------------------------------------------

Proposal (2): To approve an amendment to the Company's 1991 Stock Plan to increase the number of shares of the Company's Common Stock, $.50 par value, reserved for issuance thereunder from 125,000 to 240,000 shares.

                  FOR   |_|      AGAINST      |_|     ABSTAIN     |_|

Proposal (3): To approve the selection of PricewaterhouseCoopers LLP as independent auditors.

                  FOR   |_|      AGAINST      |_|     ABSTAIN     |_|


              Date:_____________, 2000       ___________________________________
                                                  (Signature of Stockholder)

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.